UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SVB FINANCIAL GROUP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders
Thursday, May 11, 2006
4:00 P.M.

TO THE STOCKHOLDERS:

I am pleased to invite you to attend the 2006 Annual Meeting of Stockholders of SVB Financial Group, a Delaware corporation (the “Company”), which will be held at the Company’s headquarters located at 3003 Tasman Drive, California 95054, on Thursday, May 11, 2006 at 4:00 p.m., local time. The purposes of the meeting are to:

1.                Elect ten (10) directors to serve for the ensuing year and until their successors are elected.

2.                Approve the adoption of the Company’s 2006 Equity Incentive Plan.

3.                Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2006.

4.                Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. The enclosed Proxy Card contains instructions for voting over the Internet, by telephone and by returning your Proxy Card via mail. Any stockholder attending the meeting may vote in person even if such stockholder has previously returned a Proxy Card.

Only stockholders of record at the close of business on March 23, 2006 may vote at the meeting or any postponement or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Alex W. Hart
Chairman of the Board

Santa Clara, California

April 7, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE FOR THE ELECTION OF ALL TEN (10) NOMINEES FOR DIRECTOR, AS WELL AS IN FAVOR OF THE REMAINING PROPOSALS ABOVE.

Proxy Statement—Table of Contents

*                    Indicates matters to be voted on at the Annual Meeting.

Mailed to Stockholders on or about April 7, 2006

PROXY STATEMENT
OF
SVB FINANCIAL GROUP
3003 Tasman Drive
Santa Clara, California 95054

INFORMATION CONCERNING THE PROXY SOLICITATION

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy by, and on behalf of, the Board of Directors of SVB Financial Group, a Delaware corporation and financial holding company (the “Company”) for Silicon Valley Bank (the “Bank”) and its affiliates, for use at the 2006 Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 3003 Tasman Drive, Santa Clara, California 95054, on Thursday, May 11, 2006 at 4:00 p.m., local time and at all postponements or adjournments thereof (the “Meeting”). Only stockholders of record on March 23, 2006 (the “Record Date”) will be entitled to vote at the Meeting and any postponements or adjournments thereof. At the close of business on the Record Date, there were 35,215,813 shares of the Company’s Common Stock, $.001 par value (the “Common Stock”), outstanding.

The Company’s principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054 and its telephone number at that location is (408) 654-7400.

Voting

Stockholders of the Company’s Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. A stockholder may cast all of his or her votes for a single candidate or distribute such votes among as many of the candidates as he or she chooses (up to a maximum of the number of directors to be elected). However, no stockholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such stockholder) for a candidate unless such candidate’s name has been properly placed in nomination prior to the voting in accordance with Section 6 of the Restated Certificate of Incorporation of the Company and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among management’s nominees in order to assure the election of as many of such nominees as possible.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the Proxy holders may determine within their discretion with respect to any other matters that properly come before the meeting.

If you hold shares in your name, and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Proxy authority granted or votes cast by brokers, banks or other nominees in respect of shares held by them as nominees for beneficial holders on certain matters for which brokers, banks or other nominees are prohibited from exercising discretionary authority are known as “broker non-votes.” The New York Stock Exchange (“NYSE”) prohibits brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. National Association of Securities Dealers, Inc. (“NASD”) member brokers are also prohibited from voting on such proposals without specific instructions from beneficial holders. Accordingly, all shares that you hold through a broker or other nominee who is a NASD or NYSE member organization will only be voted on approval of equity compensation plans if you have provided specific voting instructions to your broker or other nominee to vote your shares on such proposal.

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of Votes Cast with respect to proposals on which brokers, bank or other nominees are prohibited from exercising their discretionary authority. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company or to the Company’s transfer agent. Such Proxy is also automatically revoked if the stockholder is present at the Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, the Board of Directors of the Company. The Company will bear the entire cost of preparing, assembling, printing, and mailing Proxy materials furnished by the Board of Directors to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Company’s Common Stock. In addition to the solicitation of Proxies by mail, some of the officers, directors and employees of the Company and the Bank may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted in the election of directors:

•       “FOR” each of the Company’s nominees to the Board of Directors,

•       “FOR” approval of the adoption of the Company’s 2006 Equity Incentive Plan,

•       “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and

•       At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Meeting or any postponement or adjournment thereof (including any proposal to adjourn the Meeting).

Delivery of Voting Materials

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please complete, sign, date and return each Proxy Card and voting instruction card that you receive.

How to Obtain a Separate Set of Voting Materials

If you share an address with another stockholder, you may receive only one set of Proxy materials (including our 2005 Year in Review, 2005 Annual Report on Form 10-K and Proxy Statement) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group
3003 Tasman Drive
Santa Clara, California 95054
Attention: Lisa Bertolet, Investor Relations
Telephone: (408) 654-7282
http://www.svb.com/ir/overviewfs.html

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to having sound corporate governance principles which are important to the way the Company manages its business and to maintaining the Company’s integrity in the marketplace. The Company’s Corporate Governance Guidelines adopted by the Company’s Board of Directors and the charters of the Audit Committee, Compensation Committee and Governance Committee of the Company’s Board of Directors are available at http://www.svb.com. The contents of the website are not incorporated herein by reference and the website address provided is intended to be an inactive textual reference only.

Board Independence

The Board has determined that with the exception of Mr. Kenneth P. Wilcox, our President and Chief Executive Officer, all of our current directors, as well as all of our incumbent directors standing for re-election, are “independent” within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), as currently in effect. Furthermore, the Board has determined that each of the current members of the Audit Committee, Compensation Committee and Governance Committee are “independent” within such director independence standards.

Additionally, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Audit Committee Independence and Financial Expert

The Board has determined that all of the current members of the Audit Committee, Messrs. Roger F. Dunbar, David M. Clapper and Joel P. Friedman, meet all of the requirements of “independence,” and all of the attributes of an “audit committee financial expert,” as those meanings are defined for purposes of audit committee members by the applicable rules and regulation of the SEC and Nasdaq.

Consideration of Director Nominees

Stockholder Nominees

The Company’s Governance Committee will consider Board nominees proposed by stockholders, although the Governance Committee has no formal policy with regard to stockholder nominees as it considers all nominees on their merits as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
SVB Financial Group
3003 Tasman Drive
Santa Clara, California 95054

In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see “Stockholder Proposals” below.

Selection and Evaluation of Director Candidates

The Governance Committee, with the participation of the full Board, is responsible for identifying candidates for membership on the Board and makes determinations as to whether to recommend such candidates nomination to the Board based on their character, judgment, and business experience, as well as their ability to diversify and add to the Board’s existing strengths. This assessment typically includes issues of expertise in industries important to the Company (such as technology, life sciences and wine), functional expertise in areas such as banking, investment banking, global markets, venture capital, private equity, law, accounting, finance and information technology, and an assessment of an individual’s abilities to work constructively with the existing Board and management, all in the context of an assessment of the perceived needs of the Board at that point in time. The Governance Committee has not formally established any minimum qualifications for director candidates. All nominees to be considered at the Meeting were recommended by the Governance Committee.

Communications with the Board

Individuals who wish to communicate with the Company’s Board may do so by sending an e-mail to the Company’s Board at bod@svbank.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Chair of the Governance Committee.

Code of Ethics

The Company has a Code of Ethics that applies to our principal executive officer and its senior financial officers, including our principal financial officer and principal accounting officer. A copy of this Code of Ethics is available on the Company’s website at www.svb.com under “Corporate Governance,” or can be obtained without charge to any person requesting it. To request a copy of our Code of Ethics, please contact: Lisa Bertolet, Investor Relations, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, (408) 654-7282.

The Company intends to disclose any changes in or waivers from its Code of Ethics by posting such information on our website. No such changes or waivers were made during fiscal year 2005.

Proposal No. 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees

The Company’s bylaws currently provide for a range of eight (8) to twelve (12) authorized directors and permit the exact number to be fixed by the Board of Directors. As of the Record Date, the Board has fixed the number of authorized directors at eleven (11), however, effective as of date of the Meeting, the number of authorized directors is expected to be set at ten (10), the total number of director nominees standing for re-election.

Pursuant to the Company’s bylaws, the Board of Directors shall not have more than two directors who do not meet the definition of an “Outside Director,” which is any director which meets the independence and experience requirements as required by the SEC and Nasdaq, and who, in the opinion of the Board, has the ability to exercise independent judgment in carrying out the responsibilities of a director of the Company. Additionally, pursuant to the Company’s bylaws, Outside Directors are subject to a term limit of up to a maximum of nine (9) consecutive one-year terms, beginning as of April 30, 2001; provided, however, that if in any one year, more than three Outside Directors are required to end their service on the Board of Directors because of the application of this term limit, the Board of Directors may extend the term of one or more such directors for successive one year terms so as to avoid requiring more than three outside directors to end their service in any one year. Any Outside Director who has served the maximum term or resigned prior to serving the maximum term may be eligible to stand for election for another maximum term after a one-year waiting period, during which the director may serve as an advisory director.

Nominees for Director

All Proxies will be voted “FOR” the election of the following ten (10) nominees recommended by the Board of Directors for a term of one year, unless authority to vote for the election of directors (or for any particular nominee) is withheld. All of the nominees have served as directors of the Company since the last annual meeting of stockholders.

All incumbent directors are nominees for re-election to the Board, except Mr. Larry Sonsini. (See “Appointment of Advisory Director” below.)  If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee designated by the Board of Directors. As of the Record Date, the Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those listed below. Directors of the Company serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until his or her earlier death, resignation or removal.

The members of the Company’s Board of Directors are also expected to serve on the Bank’s Board of Directors, however, the stockholders are being requested to elect directors to the Company’s Board only, not the Bank’s Board.

The names and certain biographical information about each of the Company’s nominees for director as of the Record Date are set forth below.

Name of Director Nominee	Age	Biographical Information	Director Since
Eric A. Benhamou	50

Mr. Benhamou is Chairman and CEO of Benhamou Global Ventures, LLC, which was formed in 2003, and invests and plays an active role in innovative high tech firms throughout the world. Mr. Benhamou is also the Chairman of the Boards of Directors of 3Com Corporation, and Palm, Inc. He served as Chief Executive Officer of 3Com Corporation from September 1990 until December 2000, and served as interim Chief Executive Officer of Palm from November 2001 to November 2003. Previously, he held a variety of senior management positions at 3Com. In 1981, Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was Vice President of Engineering until its merger with 3Com in 1987.

			2005

In 2003, Mr. Benhamou was appointed to the Joint High Level Advisory Panel of the U.S.- Israel Science and Technology Commission by U.S. Commerce Secretary Donald Evans. He currently serves as Chairman of the Board of Directors of Cypress Semiconductor, which produces semiconductors (since 1993), and as a member of the Board of Directors of RealNetworks, Inc, a creator of digital media services and software (since 2003). He also serves as a member of the Board of Directors of several privately held companies, including Atrica, a provider of Optical Ethernet solutions (since 2000), Go Networks, a wireless network hardware provider (since 2004), WisdomArk, Inc., a consumer web service company (since 2005), Blue Security, a security software company (since 2005), as well as the New America Foundation, a Washington DC-based think tank (since 2000). Mr. Benhamou serves on the executive committee of TechNet, the Computer Science and Telecommunications Board (CSTB), Stanford University School of Engineering and Ben Gurion University of Negev. Additionally, he is a visiting professor at the INSEAD Business School and the Chairman of the Israel Venture Network, a venture philanthropy organization for a stronger Israeli society.

Mr. Benhamou holds a diplôme d’Ingenieur de l’Ecole Nationale Supérieure d’Arts et Métiers in Paris, France, a master’s degree in Science from the School of Engineering at Stanford University and honorary doctoral degrees from Ben Gurion University, Widener University, Western Governors University and the University of South Carolina.

David M. Clapper	54	Mr. Clapper currently serves as President and CEO of SurgRx, Inc., a medical device manufacturer. Prior to joining SurgRx, he served as President, CEO and a member of the Board of Directors of Novacept, a medical device company, from November 1999 until its acquisition by Cytyc Corporation in March 2004. From 1994 to 1999 Mr. Clapper was President and CEO and a Director of Focal, Inc. Before joining Focal, Mr. Clapper was employed at various divisions of Johnson & Johnson from 1977 until 1993.	2004

Mr. Clapper is currently a member of the Boards of Directors of Conor Medsystems, a developer of innovative controlled vascular drug delivery technologies (since 2004), and Pulmonx, a medical device company (since 2003).

		Mr. Clapper holds a bachelor’s degree in Marketing from Bowling Green State University.
Roger F. Dunbar	60	Mr. Dunbar retired from Ernst & Young in October 2004 where he held the position of Global Vice Chairman. From 1974 to October 2004, Mr. Dunbar held a variety of senior leadership roles at Ernst & Young, including Partner-in-Charge, Area Managing Partner, Pacific North West Area and was a member of Ernst & Young’s Global Management Committee.	2004

Mr. Dunbar has taught at Santa Clara University’s Graduate School of Business and in Ernst &Young’s National Education Program. Mr. Dunbar is a member of the Advisory Board for Santa Clara University and also served as a member of Joint Venture Silicon Valley’s 21st Century Education Board. From January 2001 to October 2004, Mr. Dunbar served as an advisory member of the Company’s Board and the Bank’s Board.

		Mr. Dunbar holds a bachelor’s degree in Business from San Francisco State University and holds a master’s degree in business administration from Santa Clara University.

Joel P. Friedman	58

Mr. Friedman retired from Accenture, a global management consulting and technology services company in August 2005, where he had held the position of President of Accenture’s Business Process Outsourcing organization since March 2003. Mr. Friedman held a variety of senior leadership roles at Accenture, including Partner in Accenture’s Corporate Development organization from November 2002 to March 2003,  and Managing General Partner—Accenture Technology Ventures from March 2002 to November 2002 and Accenture Technology Ventures, Americas from May 2001 to March 2002, and was responsible for Accenture’s banking industry group globally from 1997 to 2000.

			2004

Mr. Friedman is currently a member of the Board of Directors of Junior Achievement of the Bay Area (since 2004). Mr. Friedman is an advisor to the Boards of Community Gatepath, a non-profit organization dedicated to enabling persons with disabilities to live as fully integrated members of the community (since 2005) and Financial Technology Ventures, a venture capital firm (since 2005). He was also a member of Accenture’s Board of Directors and a member of the Dean’s Advisory Council for Stanford Graduate School of Business.

		Mr. Friedman holds a bachelor’s degree in Economics from Yale University and a master’s degree in business administration from Stanford Graduate School of Business.
G. Felda Hardymon	58	Mr. Hardymon has been a General Partner of Bessemer Venture Partners, a venture capital firm, since May 1981. Mr. Hardymon has been on the faculty at Harvard Business School since July 1998 where he is currently Professor of Management Practice.	2001

Mr. Hardymon is currently a member of the Boards of Directors of: Endeca Inc., a provider of enterprise search solutions (since 2000), First Index, a global sourcing service for custom made parts (since 2000), and Portrait Software, which specializes in customer interaction management (since 2002). He was also a member of the Boards of Directors of: Videoserver, Davox, Parametric Tech, LBMS, Portrait Group, Summagraphics and Celtel International.

Mr. Hardymon holds a bachelor’s degree in Mathematics from Rose Polytechnic Institute, a master’s degree in Mathematics from Duke University, a Ph.D. in Mathematics from Duke University, and a master’s degree in business administration from Harvard University.

Alex W. “Pete” Hart	65	Mr. Hart has been an independent consultant to the financial services industry since November 1997. From August 1995 to November 1997, he served as Chief Executive Officer and from March 1994 to August 1996, as Executive Vice Chairman, of Advanta Corporation, a diversified financial services company. From 1988 to 1994, he was President and Chief Executive Officer of MasterCard International, the worldwide payment service provider.	2001

He is currently a member of the Boards of Directors of Fair Isaac Corporation, a predictive software company (since 2002), Global Payments, Inc., a payment services company (since 2001), USEncode, an online authentication service (since 2002) and eharmony.com, an online compatibility service (since 2004).

		He was also a member of the Board of Directors of Shopping.com, Actrade Financial Technologies and Sanchez Computer Associates.
		Mr. Hart holds a bachelor’s degree in Social Relations from Harvard University.
C. Richard Kramlich	70	Mr. Kramlich has been Co-Founder and General Partner of New Enterprise Associates, a venture capital firm since 1978. Prior to joining NEA, Mr. Kramlich was a general partner of Arthur Rock & Associates from 1969 to 1977 and Executive Vice President of Gardner & Preston Moss from 1964 to 1969.	2005

He is currently a member of the Boards of Directors of: Tabula, a semiconductor company (since 2005), NEXT HOP, a provider of networking software solutions (since 2005), Fabric7 Systems, a enterprise server company (since 2003), Financial Engines, a creator of advice technology (since 1997), Force10 Networks, a developer of communication network routing and switching equipment (since 2000), Graphic Enterprises, a software developing company (since 2002), Informative, a developer of programs that cultivate and enhance brand advocacy (since 2002),  Xoom, a money transfer company (since 2004), and Zhone Technologies, a provider of broadband access equipment (since 1999).

He was also a member of Celetronix, Decru, Chalone Wine Group, Silicon Graphics, 3Com Corporation, Ascend Communications, Dallas Semiconductor, Healtheon/WedMD, Immunex, InfoGear, Juniper Networks, Macromedia, NetSolve (which was acquired by Cisco) and Semiconductor Manufacturing International. He was recently Chairman and President of the National Venture Capital Association. From July 2003 to January 2005, Mr. Kramlich, served as an advisory member of the Company Board and the Bank Board.

		Mr. Kramlich holds a bachelors of science degree in History from Northwestern University and a master’s degree in business administration from Harvard University.

James R. Porter	70	Mr. Porter retired in February 1998. Prior to his retirement, he served as Chairman of Firstwave Technologies, a software company from 1993 through May 2003, and as Chairman of Activant Solutions (formerly CCI/Triad name changed to Activant Solutions in November 2003), a computer services company from February 1997 to May 1999. From September 1985 to February 1997, he was the President, Chief Executive Officer and Director of Triad Systems, Corporation, a computer software company.	1994

Mr. Porter is currently a member of the Board of Directors of Activant Solutions, which provides vertical enterprise resource planning software (since 1985), the Board of Directors of Cardone Industries, a manufacturing company (since 1998), the Board of Regents of Pepperdine University (since 1993), and the Board of Trustees of Abilene Christian University (since 1990). He was also a member of the Board of Directors of Firstwave Technologies and the Advisory Board of American Central Gas Technologies.

		Mr. Porter received a bachelor’s degree in Industrial Engineering degree from Texas A&M University and attended graduate school at Harvard University.
Michaela K. Rodeno	59	Ms. Rodeno is currently the Chief Executive Officer of Skalli Corporation (dba St. Supery Vineyards and Winery), located in Rutherford, California, where she has been serving since November 1988.	2001

Ms. Rodeno is the Chairman of the Meritage Association, a group of American vintners who identify hand-crafted wines blended from the traditional “noble” Bordeaux varietals (since 1999), and the Wine Market Council, a non-profit association of grape growers, wine producers, importers, wholesalers, and other affiliated businesses and organizations (since 2005). She has served on the Board of Directors of the Wine Market Council since 1996.

Ms. Rodeno received a bachelor’s degree in French from the University of California, Davis, a master’s degree in French Literature from the University of California, Davis and a master’s degree in business administration from the University of California, Berkeley.

Kenneth P. Wilcox	58

Mr. Wilcox joined the Bank in April 1990 as Regional Vice President of the Bank’s East Coast Technology Group. Prior to becoming Executive Vice President and Manager of the East Coast Technology Group in November 1995, Mr. Wilcox held increasingly responsible positions with the Bank (having served as Manager of the East Coast Technology Group since June 1993). Mr. Wilcox was appointed Chief Banking Officer in December 1997. Mr. Wilcox was named President and Chief Operating Officer of the Bank in May 1999 and was appointed Chief Executive Officer of the Bank in January 2000. In April 2001, Mr. Wilcox was named President and Chief Executive Officer of the Company.

2000

Mr. Wilcox serves on the Board of the Federal Reserve Bank of San Francisco (since 2005). He is also on the Board of Directors of Silicon Valley Leadership Group, an organization with an emphasis on issues of importance to employers, employees, and residents of Silicon Valley (since 2001).

Mr. Wilcox received a bachelor’s degree in German Studies from Oakland University, a Ph.D. in German studies from Ohio State University and a master’s degree in business administration from Harvard University.

Vote Required

The ten (10) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

Appointment of Advisory Director

Effective as of the date of Annual Meeting, the Board of Directors has appointed Mr. Larry Sonsini as an advisory director of the Company. Mr. Sonsini has been a member of the Board of Directors of the Company since October 2003, and will serve as a director through the end of his term until April 2006.

Biographical information about Mr. Sonsini is set forth below:

Name of Director Nominee	Age	Biographical Information	Director Since
Larry W. Sonsini	65

Mr. Sonsini is currently the Chairman of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., headquartered in Palo Alto, California. He is also currently a member of the Boards of Directors of:  Echelon Company, a supplier of infrastructure hardware and software located in San Jose, California (since 1993) and PIXAR, Inc., an animation studio located in Emeryville, California (since April 1995). Mr. Sonsini was also a member of the Board of Directors of the New York Stock Exchange from 2001 to 2003, and is currently the NYSE’s chairman of the Regulation, Enforcement and Listing Standards Committee and chairman of the Legal Advisory Committee.

			2003
		Mr. Sonsini is a graduate of U.C. Berkeley and holds a J.D. from Boalt Hall School of Law, University of California at Berkeley.

BOARD COMMITTEES AND MEETING ATTENDANCE

As of the date of this Proxy Statement, the Company Board has the following committees that meet on a regular basis: (1) Audit, (2) Finance, (3) Compensation, and (4) Governance. Additionally, the Bank Board has a Directors’ Loan Committee. Each of the Audit, Governance and Compensation committee charters are available on the Company’s website at http://www.svb.com. During fiscal year 2005, the Boards of the Company and the Bank held ten (10) meetings. Except for Messrs. Hardymon, Kramlich and Sonsini, each director attended or participated telephonically in 75% or more of the aggregate of the meetings of the Company and Bank Boards and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively. It is the Company Board’s policy that each director uses his or her best efforts to attend each of the Company’s annual stockholder meetings. Except for Mr. Benhamou, all Board members then in office attended the annual meeting of stockholders in 2005.

The committee membership as of the Record Date and the duties of each of these committees are described below:

Audit	Governance	Compensation
Roger F. Dunbar, Chair	Alex W. Hart, Chair	Michaela K. Rodeno, Chair
David M. Clapper	Eric Benhamou	Alex W. Hart
Joel P. Friedman	G. Felda Hardymon	C. Richard Kramlich
	Larry W. Sonsini	James R. Porter

Finance	Loan (Bank Board Committee)
Roger F. Dunbar, Chair	James R. Porter, Chair
Joel P. Friedman	David M. Clapper
G. Felda Hardymon	Michaela K. Rodeno
C. Richard Kramlich

AUDIT COMMITTEE	20 meetings in fiscal year 2005

•       Oversees the Company’s corporate accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports.

•       Selects, hires, oversees and terminates the Company’s independent auditors.

•       Monitors the Company’s independent auditors’ qualifications, independence and performance.

•       Monitors the Company’s and its affiliates’ compliance with legal and regulatory requirements.

•       Oversees the Company’s and the Bank’s internal auditing functions and controls.

•       Oversees the Company’s and its affiliates’ risk management function.

FINANCE COMMITTEE	4 meetings in fiscal year 2005

•       Oversees the Company’s and its affiliates’ finance policies.

•       Oversees the Company’s financial initiatives, such as hedging activities.

•       Oversees the Company’s merchant banking activities.

GOVERNANCE COMMITTEE	5 meetings in fiscal year 2005

•       Oversees the development and periodic review of Corporate Governance Guidelines for the Company.

•       Leads the Company’s and the Bank’s Boards in their annual reviews of their respective Board performance.

•       Assists the Company’s and the Bank’s Boards in identifying individuals qualified to become Board members.

•       Recommends to the Company’s Board director nominees for its annual stockholder meetings.

•       Recommends to the Company’s and the Bank’s Boards director nominees for each respective Board’s committees and committee chairs.

COMPENSATION COMMITTEE	8 meetings in fiscal year 2005

•       Approves and evaluates the directors’ and officers’ compensation and plans, policies and programs related thereto.

•       Oversees employee compensation and benefits plans, policies and programs, including ensuring that such plans, policies and programs are effective in aligning the interests of the employees with those of the Company’s stockholders.

DIRECTORS’ LOAN COMMITTEE (BANK BOARD COMMITTEE)	4 meetings in fiscal year 2005

•       Oversees the Bank’s credit management and credit review practices.

•       Approves the Bank’s allowance for loan and lease losses.

•       Maintains a credit policy that conforms with applicable laws and regulations.

•       Maintains credit procedures that effectively implement credit policy and that ensure compliance with the credit policy.

•       Maintains procedures to monitor compliance with the credit policy and credit procedures, including, without limitation, compliance with legal lending limits and the Bank’s in-house lending restrictions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Company’s Audit Committee has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is governed by a charter, which specifies, among other things, the scope of its responsibilities and how those responsibilities are performed. The Audit Committee members are “independent” as defined by Nasdaq, the listing standard applicable to the Company.

The Board of Directors has adopted a written charter for the Audit Committee that was attached as Appendix A to the Company’s Proxy Statement in 2004. The Audit Committee charter was amended in 2003 and 2004 to meet new regulatory requirements, including those issued by Nasdaq and the SEC in response to the Sarbanes-Oxley Act of 2002. No material amendment to the charter has been made since the date of the 2004 Proxy Statement.

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing the Company’s accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports, and to review the qualifications, independence, and performance of the certified public accountants engaged as the Company’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”). In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No.1 (“Independence Discussions with Audit Committees”), and discussed with the independent auditors the auditors’ independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financials be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE
Roger F. Dunbar (Chair)
David M. Clapper
Joel P. Friedman

Proposal No. 2

APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN

The Board of Directors Recommends a Vote “For” Approval of
the 2006 Equity Incentive Plan

The stockholders are being asked to approve a new employee equity incentive plan, the 2006 Equity Incentive Plan (the “Incentive Plan”). The Company’s current 1997 Equity Incentive Plan is set to expire in December 2006. The Board has approved the Incentive Plan, subject to approval from the stockholders at the Annual Meeting. If the stockholders approve the Incentive Plan, it will replace the current version of the Company’s 1997 Equity Incentive Plan and no further awards will be made under the 1997 Equity Incentive Plan, but it will continue to govern awards previously granted thereunder. Otherwise, the 1997 Equity Incentive Plan will remain in effect through the remainder of its term. Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by Proxy and entitled to vote at the Annual Meeting.

The Board of Directors (the “Board”) believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the Incentive Plan increase the Company’s ability to achieve this objective, especially, in the case of the Incentive Plan, by allowing for several different forms of long-term incentive awards, which the Board believes will help the Company to recruit, reward, motivate and retain talented personnel. The recent changes in the equity compensation accounting rules, which became effective for the Company on January 1, 2006, also make it important for the Company to have greater flexibility under its employee equity incentive plan. As the new equity compensation accounting rules come into effect for all companies, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options.

The Board believes strongly that the approval of the Incentive Plan is essential to the Company’s continued success. In particular, the Company believes that its employees are its most valuable assets and that the awards permitted under the Incentive Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which it competes. Such awards also are crucial to the Company’s ability to motivate employees to achieve the Company’s goals.

Vote Required; Recommendation of the Board of Directors

The approval of the Incentive Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Summary of the 2006 Equity Incentive Plan

The following is a summary of the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by reference to Incentive Plan itself set forth in Appendix A.

The Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) and other stock awards. Each of these is referred to individually as an “Award.”   Those who will be eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to the Company and its affiliates. As of March 23, 2006, approximately 183 employees and directors would be eligible to participate in the Incentive Plan.

Number of Shares of Common Stock Available Under the Incentive Plan.   Subject to receipt of stockholders’ approval, the Board has approved three million shares of the Company’s common for issuance under the Incentive Plan. The number of shares that may be awarded under the Incentive Plan also includes (a) any shares that have been reserved but remain unissued under the Company’s 1997 Equity Incentive Plan as of the date stockholders approve the Incentive Plan, and (b) any shares subject to stock options or similar awards granted under the 1997 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 1997 Equity Incentive Plan that are forfeited to or repurchased by the Company. As of March 23, 2006, no Awards have been granted under the Incentive Plan.

Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as two shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as two shares against the Incentive Plan reserve pursuant to the preceding sentence is returned to the Incentive Plan, the Incentive Plan reserve will be credited with two shares that will thereafter be available for issuance under the Incentive Plan.

If the Company declares a stock dividend or engages in a reorganization or other change in its capital structure, including a merger, the Board will have the discretion to adjust the number of shares (i) available for issuance under the Incentive Plan, (ii) subject to outstanding Awards, and (iii) specified as per-person limits on Awards, as appropriate to reflect the change.

Administration of the Incentive Plan.   The Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board, will administer the Incentive Plan. To make grants to certain of the Company’s officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (so that the Company can receive a federal tax deduction for certain compensation paid under the Incentive Plan). Subject to the terms of the Incentive Plan, the Board or its committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the Incentive Plan and outstanding Awards. Notwithstanding the foregoing, the Board or committee may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price. The Board or other committee administering the Incentive Plan is referred to below as the “Administrator.”

Options.   The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 250,000 shares in any fiscal year, except in connection with his or her initial service with the Company, in which case he or she may be granted an option to purchase up to an additional 500,000 shares.

The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of an option may not exceed seven years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. If a participant is terminated for cause, the option will immediately terminate. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights.   The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in cash, shares of common stock or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Incentive Plan. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed seven years. No participant will be granted stock appreciation rights covering more than 250,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 500,000 shares in connection with his or her initial service as an employee with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than cause, death, or disability, and (ii) twelve months following his or her termination due to death or disability. If a participant is terminated for cause, the stock appreciation right will immediately terminate. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock.   Awards of restricted stock are rights to acquire or purchase shares of Company common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 125,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 250,000 shares of restricted stock in connection with his or her initial employment with the Company.

Restricted Stock Units.   Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 125,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 250,000 restricted stock units in connection with his or her initial employment to the Company.

Performance Units and Performance Shares.   The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, after the grant of performance units or shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. During any fiscal year, no participant will receive more than 125,000 performance shares and no participant will receive performance units having an initial value greater than $1,000,000, except that a participant may be granted performance shares covering up to an additional 250,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial dollar value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

Performance Goals.   Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; growth in earnings; growth in revenue; market share; net income; net profit; net sales; noninterest income as percent of total income; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on equity; return on assets; return on sales; revenues; sales growth; or total return to stockholders. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.

Transferability of Awards.   Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change of Control.   In the event of a change of control of the Company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Incentive Plan.   The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Incentive Plan will terminate on February 21, 2016, unless the Board terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under the 1997 Plan during the last fiscal year, (b) the average per share exercise price of such options, (c) the aggregate number of shares issued pursuant to awards of restricted stock granted under the 1997 Plan during the last fiscal year, and (d) the dollar value of such shares based on $46.84 per share, the closing price for the Company’s Common Stock on December 30, 2005, as reported by Nasdaq.

1997 EQUITY INCENTIVE PLAN BENEFITS TABLE

Name or Identity of Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Granted	Average Per Share Purchase Price of Restricted Stock(1)	Number of Shares Subject to Restricted Stock Units	Dollar Value of Restricted Stock Units
Kenneth P. Wilcox President and Chief Executive Officer	32,500	$46.31	—	—	16,500	$764,115
John F. Jenkins-Stark(2) Chief Financial Officer	15,000	$46.31	1,000	46.84	8,500	$394,165
Harry W. Kellogg, Jr. Chairman, SVB Capital and President, Private Client Services	10,000	$46.31	—	—	5,250	$243,128
David T. Ketsdever Chief Executive Officer, SVB Alliant	—	$—	—	—	—	$—
Marc J. Verissimo Chief Strategy Officer	15,000	$46.31	—	—	7,500	$347,325
All Current Executive Officers as a Group (8 people)	117,500	$46.31	1,000	46.84	60,000	$2,778,600
All Other Employees as a Group	3,331,815	$44.28	5,470	45.50	86,121	$3,745,402
All Current Outside Directors as a Group	—	$—	22,000	46.31	—	$—

(1)          These awards are subject to the Company’s standard vesting schedule. The deemed purchase price is the fair market value as of the date of grant.

(2)          Mr. Jenkins-Stark received an additional 1,000 restricted stock unit award worth $46,840 in December 2005 in connection with the restatement of the Company’s financial statements.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.   No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.   No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.   No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.   A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company.   The Company generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S

DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to the shares of the Company’s common stock that may be issued under the existing equity compensation plan, which has been approved by stockholders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by stockholders	6,024,455	$28.84	1,784,765
Equity compensation plans not approved by stockholders	n/a	n/a	n/a
TOTAL	6,024,455	$28.84	1,784,765

(1)          Represents options granted under the Company’s Amended and Restated 1997 Equity Incentive Plan and Amended and Restated 1989 Stock Option Plan. The number does not include securities to be issued for unvested restricted stock and restricted stock unit awards of 253,848 shares.

(2)          Includes shares available for issuance under the Company’s Amended and Restated 1997 Equity Incentive Plan. Does not include 986,659 shares available for issuance under the 1999 Employee Stock Purchase Plan.

Proposal No. 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “For” the Ratification of
Independent Registered Public Accounting Firm

The firm of KPMG LLP has been appointed by the Audit Committee to be the independent registered public accounting firm of the Company for the 2006 fiscal year. KPMG LLP has audited the Company’s financial statements since November 1994. While neither the Company’s bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee of the Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify such selection by the affirmative vote of the holders of a majority of the Votes Cast, the Audit Committee may reconsider its selection.

Representatives from the firm of KPMG LLP will be present at the Annual Meeting of Stockholders and afforded the opportunity to make a statement if they desire to do so. They will also be available to respond to stockholders’ questions.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for fiscal years 2005 and 2004:

	2005	2004
Audit fees	$5,824,955	$2,491,927
Audit-related fees(1)	585,840	552,850
Tax fees(2)	93,840	405,022
All other fees(3)	—	3,603
Total	$6,504,635	$3,453,402

(1)          Audit-related fees consist principally of fees related to accounting consultation fees and fees billed or expected to be billed related to the Company’s certain subsidiaries’ financial statements and certain benefit plan financial statements for 2005.

(2)          Represents fees for services provided in connection with the Company’s tax compliance and tax planning. In April 2005, the Company retained Ernst & Young LLP as its tax service provider. Fees for services rendered by Ernst & Young LLP are not reflected in the table.

(3)          Represents fees for training and sponsorship services provided to the Company.

All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by KPMG LLP did not compromise that firm’s independence in the conduct of its auditing function.

In accordance with its charter, the Audit Committee shall explicitly approve the engagement of its independent auditor for all audit and permissible non-audit related services. The charter also provides that in certain cases, the Audit Committee may delegate authority to one or more members of the Audit Committee to pre-approve certain services provided that such pre-approvals are communicated to the full Audit Committee at its next meeting. The charter further provides that in some cases, the engagement of all audit and certain permissible non-audit related services may be entered into pursuant to pre-approval policies and procedures established by the Audit Committee. During fiscal year 2005, all services by KPMG LLP were pre-approved by the Audit Committee.

INFORMATION ON EXECUTIVE OFFICERS

The positions and ages as of the Record Date of the executive officers of the Company are set forth below. Our executive officers consist of the members of the Company’s Steering Committee who perform policy-making functions for the Company within the meaning of applicable SEC rules. Such officers also may serve as officers of the Bank and/or the Company’s other subsidiaries. There are no family relationships among directors or executive officers of the Company.

Name and Position	Age	Biographical Information	Employee Since
Kenneth P. Wilcox President, Chief Executive Officer and Director	58	Please see Mr. Wilcox’s biography under “Proposal No. 1—Election of Directors—Nominee for Directors” above.	1990
Gregory W. Becker Chief Operating Officer, Commercial Banking	38	Mr. Becker joined the Company in 1993 as part of the Northern California Technology Division. Mr. Becker joined the National Division in 1995 and in May 1996 opened the Company’s regional office in Boulder, Colorado serving as Senior Vice President and Manager. Mr. Becker was the Division Manager of Sand Hill Venture Capital Group from February 1999 to December 2001. From January 2002 to September 2003, Mr. Becker was named Chief Banking Officer. Mr. Becker was appointed Chief Operating Officer in September 2003. Mr. Becker became an executive officer in August 2003.	1993

Mr. Becker currently serves as President of the Board of Trustees for the Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society (since 2004). He earned a bachelor’s degree in Finance from Indiana University.

John “Jack” Jenkins-Stark Chief Financial Officer	55

Mr. Jenkins-Stark joined the Company in April 2004 as Chief Financial Officer. Prior to joining the Company, Mr. Jenkins-Stark served as Vice President of Business Operations and Technology at Itron Corporation, an energy technology company from March 2003 to March 2004. Prior to that, Mr. Jenkins-Stark was a Senior Vice President and Chief Financial Officer at Silicon Energy Corporation, an emerging energy software company that was acquired by Itron from April 2000 to March 2003. Mr. Jenkins-Stark served as Senior Vice President and Chief Financial Officer of GATX Capital, a specialized finance and leasing company from September 1998 to April 2000.

		2004

Mr. Jenkins-Stark is currently a member of the Board of Directors for TC Pipelines L.P. (since July 1999), a publicly traded, master limited partnership holding interests in the Northern Border Pipeline and Tuscarora Pipeline with TransCanada Pipelines Corporation as the General Partner. Mr. Jenkins-Stark also serves on the Board of private company, Advanced Keyboard Devices, Inc. (since July 1999), which manufacturers training devices for schools.

Mr. Jenkins-Stark has bachelor’s and master’s degrees in Economics from the University of California at Santa Barbara, and a master’s degree in business administration from the University of California at Berkeley.

Harry W. Kellogg, Jr. Chairman, SVB Capital and President, Private Client Services	62

Mr. Kellogg joined the Company in October 1986 as Senior Vice President of the Bank’s Technology Division. Mr. Kellogg served as Chief Marketing Officer from September 1993 to April 1994 (when he left the Company for ten months, during which time, he served as Executive Vice President for the Emerging Growth Industries Division of Cupertino Bank). Mr. Kellogg returned to the Company in February 1995 as Chief Marketing Officer. From December 1997 to November 1998, he served as the Manager of the Bank’s Products and Services Group. Mr. Kellogg was appointed Manager of the Company’s Strategic Initiatives Group from November 1998 to January 2002. From January 2002 to August 2005 Mr. Kellogg served as President, SVB Capital. In addition to his role as the President, SVB Capital, Mr. Kellogg served as the interim President of Private Banking from July 2002 until his successor was appointed in January 2003. He was appointed President of Private Client Services in February 2004. He was appointed Vice Chairman of the Board of the Bank in May 1999.

		1986

Mr. Kellogg is a present member of and on the boards and advisory boards of many civic and industry organizations, including Nollenberger Capital Partners, a full-service broker dealer & investment advisory firm (since 2003), Financial Executives International (FEI), a association for financial executives (since 2003), California/Israel Chamber of Commerce, a not-for-profit organization dedicated to strengthening business and trade relations between California and Israel (since 2002), Ravix Corporation, which provides seasoned consulting expertise (since 2003), The Enterprise Network: TEN, a leading technology incubator located in the Silicon Valley (since 2004), Joint Venture: Silicon Valley Network, which provides analysis and action on issues affecting the Silicon Valley region’s economy and quality of life (since 2004), Stanford Institute for Economic Policy Research, nonpartisan economic policy research organization (since 2004), Stanford Project on Regions of Innovation and Entrepreneurship, which studies the emergence of regions of innovation and entrepreneurship around the world (since 2004) and the Tuck Center for Private Equity and Entrepreneurship, which aims to advance the understanding of private equity investing (since 2004). In addition, he is an emeritus board member of the Technology Museum of Innovation. Mr. Kellogg is also a member of TechNet, a bipartisan, political network of CEOs that promotes the growth of technology and the innovation economy. (since 1999), Asia America MultiTechnology Association, a non-profit, multi-technology business network (since 2005), Pacific Community Ventures, which provides resources and capital to businesses that have the potential to bring significant economic gains to low-income communities (since 2005) and the World Economic Forum, an independent organization committed to improving the state of the world by engaging leaders in partnerships to shape global, regional and industry agendas (since 2004).

Mr. Kellogg attended Menlo College and San Jose State University.

David T. Ketsdever Chief Executive Officer, SVB Alliant	40	Mr. Ketsdever joined the Company in November 2004 as Chief Executive Officer of SVB Alliant. Prior to joining the Company, Mr. Ketsdever was Founder and CEO of Green Ridge Systems, Inc., a developer of information management software solutions for the financial services industry from March 2002 to November 2004. Mr. Ketsdever was employed by Merrill Lynch from July 1998 to February 2002 and was a Managing Director in their Technology investment banking group	2004
		Mr. Ketsdever earned a bachelor’s degree with honors in Economics from the University of Chicago and a master’s degree in business administration from Harvard Business School.
Mark A. MacLennan President of SVB Capital	52	Mr. MacLennan joined the Company in November 2004 as Head of Global Financial Services. Mr. MacLennan was named President of SVB Capital in August 2005. Prior to joining the Company, Mr. MacLennan served as Managing Director of the Private Equity Group at Century Capital Management, Inc., an investment management firm from May 1999 to May 2004. Prior to that, Mr. MacLennan held a variety of management and leadership positions at Bank Boston (now Bank of America) from February 1977 to July 1998.	2004
		Mr. MacLennan serves on the Board of the private company LoanCity.com, one of the nation’s leading wholesale residential mortgage lenders (since December 1999).
		Mr. MacLennan earned a bachelor’s degree in Political Economics from Williams College.
Lynda Ward Pierce Head of Human Resources	43	Ms. Ward Pierce joined the Company in October 2004 as Head of Human Resources. Prior to joining the Company, Ms. Ward Pierce was Vice President, Human Resources at Organic Inc., a web development and marketing services firm which is part of Omnicom Group Inc. from July 1999 to October 2004. Ms. Ward Pierce was Global Director, Human Resources and Director, Human Resources at Navigant Consulting, Inc. and LECG, Inc. (formerly The Metzler Group), management consultants to the energy and network industries from August 1998 to July 1999.	2004

Ms. Ward Pierce earned a bachelor’s degree in Managerial Economics from the University of California, Davis, where she also attended the Graduate School of Management. She also holds a master’s degree in Human Resources and Organizational Development from the University of San Francisco.

Marc J. Verissimo Chief Strategy Officer	50	Mr. Verissimo joined the Company in May 1993 as Team Leader in the Northern California Technology Division. Mr. Verissimo was named Manager of the Silicon Valley Lending Division in September 1993. Mr. Verissimo served as Manager of the Company’s Corporate Finance Group from January 2000 to November 2000. From November 2000 to January 2002, Mr. Verissimo served as Manager of the Risk Management Group. Mr. Verissimo was named Chief Strategy Officer in January 2002, and Chief Strategy and Risk Officer in January 2003. He became Chief Strategy Officer again in January 2006.	1993

Mr. Verissimo serves on the Board of Directors of the Entrepreneurs Foundation, a non-profit organization dedicated to strengthening the ties between entrepreneurial companies in the Bay Area and the communities in which they operate and their employees reside (since 2005).

		Mr. Verissimo earned a bachelor’s degree in Agricultural Economics from the University of California, Davis, and a master’s degree in business administration from Harvard Business School.
David C. Webb Chief Information Officer	50	Mr. Webb joined the Company in July 2004 as Chief Information Officer. Prior to joining the Company, Mr. Webb was Vice President, Investment Banking Division at Goldman Sachs, a leading global investment banking, securities and investment management firm from November 1999 to June 2004. Mr. Webb was Chief Information Officer at Bank One from January 1997 to November 1999.	2004

Mr. Webb earned a bachelor’s degree in Russian from the University of London and a master’s degree in business administration from the J.L. Kellogg Graduate School of Management at Northwestern University

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of the Company’s Common Stock by: (i) each of the Company’s directors and director nominees, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner*	Number of Shares	Percent of Class Owned
Eric A. Benhamou	2,000	*%
David M. Clapper	2,000	*%
Roger F. Dunbar	2,000	*%
Joel P. Friedman	3,000	*%
G. Felda Hardymon(1)	107,000	*%
Alex W. “Pete” Hart(2)	11,000	*%
C. Richard Kramlich	2,000	*%
James R. Porter(3)	31,500	*%
Michaela K. Rodeno(4)	4,000	*%
Larry W. Sonsini	4,000	*%
Kenneth P. Wilcox(5)	59,232	*%
John F. Jenkins-Stark(6)	6,565	*%
Harry W. Kellogg, Jr.(7)	4,544	*%
David T. Ketsdever(8)	1,324	*%
Marc J. Verissimo(9)	9,945	*%
All directors and current executive officers as a group (19 persons)(10)	271,266	2.78%

*                    Represents beneficial ownership of less than 1%.

(1)          Includes 2,000 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(2)          Includes 6,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(3)          Includes 42,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(4)          Includes 4,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(5)          Includes 239,625 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(6)          Includes 28,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(7)          Includes 148,250 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(8)          Includes 5,000 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(9)          Includes 121,250 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(10)   Includes 749,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of December 31, 2005 by all those known by the Company to own more than 5% of the outstanding Common Stock of the Company, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 35,103,145 shares outstanding as of December 31, 2005. The Company knows of no persons other than those entities described below who beneficially own more than 5% of the outstanding Common Stock of the Company.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
Mazama Capital Management, Inc.(1) One Southwest Columbia Street, Suite 1500 Portland, OR 97258	3,527,342	10.05%
FMR Corp.(2) 82 Devonshire Street Boston, Massachusetts 02109	3,506,382	9.99%
H.A. Schupf & Co., LLC(3) 590 Madison Avenue New York, New York 10022	3,140,839	8.95%
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, Maryland 21202	2,740,050	7.8%

(1)          Mazama Capital Management, Inc., an investment advisor, has sole voting power with respect to 2,085,500 shares and sole dispositive power with respect to 3,527,342 shares.

(2)          Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109,  a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,131,982 shares or 8.922% of the Common Stock outstanding of the Company as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Act of 1940. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 3,131,982 shares owned by the Funds. Members of the family of Edward C. Johnson 3d , Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109,  a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 174,000 shares or 0.497% of the Common Stock outstanding of the Company as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 174,000 shares, and sole power to vote or direct the voting of 174,000 shares of Common Stock owned by the institutional account(s), as reported above. Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 200,000 shares or 0.570% of the Common Stock outstanding of  the Company. A partnership controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 38% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934” Act) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d).

(3)          H.A. Schupf & Co. LLC, an investment advisor, has the sole voting and dispositive power with respect to all 3,140,839 shares.

(4)          T. Rowe Price Associates, Inc., an investment adviser (“Price Associates”), Price Associates has sole voting power with respect to 926,600 shares and sole dispositive power with respect to 2,740,050 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investment and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes, based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, that during fiscal year 2005, its directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner; except that one report was inadvertently filed late by Mr. Jenkins-Stark.

DIRECTOR COMPENSATION

In April 2005, the Compensation Committee retained Towers Perrin, HR Services, a compensation consulting firm, to review the Company’s director compensation arrangements. Towers Perrin analyzed the compensation programs of a peer group of similar-sized bank holding companies and issued a report regarding its findings and recommendations. Based on the Towers Perrin report, the Board of Directors reviewed the existing arrangements and determined that no change was necessary to existing compensation arrangements for 2005 for the Company’s directors.

Fees.   Each of the non-employee directors of the Company received compensation under the Company’s standard director compensation arrangements for fiscal year 2005. Each non-employee director of the Company received an annual retainer of $25,000, an additional fee of $1,000 for each general Board meeting attended in person, and $500 for each general Board meeting held entirely by telephone. The chairperson of the Board of Directors received an additional annual retainer of $75,000. Additionally, the chairperson of the Audit Committee received a fee of $15,000, and chairpersons of each of the Compensation Committee, Loan Committee, Finance Committee and Governance Committee received a fee of $7,500. Each committee member received a fee of $2,500 for each Audit Committee meeting attended in person, $1,250 for each Audit Committee meeting held entirely by telephone, a fee of $1,250 for each of the other standing committee meetings attended in person, and $625 for each of the other standing committee meetings held entirely by telephone. Each advisory director, if any, receives the same $25,000 annual retainer and meeting fees.

The total compensation paid to the Company’s non-employee directors for meetings held in 2005 was $606,125. The members of the Board of Directors are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings in accordance with Company policy. No advisory director compensation was paid for 2005.

Options.   During fiscal year 2005, each non-employee director (Messrs. Benhamou, Clapper, Dunbar, Friedman, Hardymon, Kramlich, Porter, Sonsini, and Ms. Rodeno) received 2,000 restricted shares of the Company’s Common Stock except for the chairperson of the Board of Directors (Mr. Hart) who received 4,000 restricted shares. Such shares were granted on April 26, 2005, and will become fully vested on April 26, 2006.

Retention Program.   The non-employee directors of the Company were not participants under the 2005 Retention Plan of the Retention Program. (See “Retention Program” below.) However, Messrs. Hardymon and Hart and Ms. Rodeno were participants in the Retention Program for the 2002 plan year, and each received in February 2006 a distribution of $ $830.89. Mr. Porter was a participant for the 2000, 2001 and 2002 plan years and received a distribution of $ $4,187.87 in February 2006 .

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee (the “Committee”) shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

Decisions regarding compensation of the Company’s executive officers, including those related to stock options, restricted stock units and restricted stock awards, are considered by the full Board of Directors, based upon the recommendations and analysis performed by the Compensation Committee (the “Committee”), currently composed of the following non-employee directors: Ms. Michaela K. Rodeno (Chair), and Messrs. Alex W. Hart, C. Richard Kramlich and James R. Porter. Mr. Wilcox was invited to attend some meetings of the Compensation Committee to offer his input on compensation of the other executive officers and the Company’s general compensation policies; however, he did not participate in, nor was he present at, any deliberations relating to his own compensation.

During 2005, the Board of Directors did not modify or reject in any material way any action or recommendation by the Committee.

Compensation Philosophy

The policies of the Committee with respect to executive officers, including the Chief Executive Officer, are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. The key principles of this philosophy are:

•             Pay competitively.   The Committee maintains a philosophy that executive compensation levels should be competitive relative to those found in other financial institutions of comparable asset size (such as Greater Bay Bancorp, Bank of Hawaii, Harris Bank and City National Bank). The Committee reviews and considers information regarding executive salary levels in the financial services industry from various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants, such as Towers Perrin HR Services, McLagan Partners, and Radford. The Committee endeavors to set executive base salary compensation based on market salaries that are established through research of comparable positions in related industries. Jobs are benchmarked to similar jobs in the marketplace and then grouped by level into bands. For each position, there is a lower, middle and upper third salary range, and also a target cash incentive compensation award range, based on performance. An executive’s actual base compensation depends on the executive’s proficiency level for the particular position.

•             Tie incentive compensation to Company financial performance.   Total incentive compensation payable to our executive officers under the Company’s incentive compensation program is calculated using Company financial measures, such as pre-tax profits, return on equity (“ROE”), earnings per share (“EPS”) and net income targets. By using such measures to calculate the incentive compensation pool, the Company rewards officers for achieving overall financial performance, as the incentive compensation pool increases with improvement in the Company’s performance, thereby creating value for the Company’s stockholders.

Compensation for Executive Officers

Base salary ranges for executive officers are reviewed periodically (at least annually) by the Compensation Committee and established based on examination of market surveys of comparable companies performed by the Company. The Company performed a market survey in December 2005 and concluded that the base salary for certain executive officers was lower than those in comparable positions included in the survey. As a result, the Committee approved an aggregate average base salary increase of 4.9% for eight officers as part of a strategy approved in October 2004 to move all executives to the median of the range of market salaries surveyed by 2007. The Company believes that the planned salary increases will bring the salaries of the executive officers to competitive levels and in the first third of the range towards the median of the market salaries reflected in the survey.

Additionally, subject to the discretion of the Compensation Committee, executive officers are entitled to receive discretionary bonuses and other incentive compensation. During fiscal year 2005, the Compensation Committee approved a discretionary bonus to Mr. Jenkins-Stark in connection with the Company’s financial restatement, which consisted of $50,000 in cash and a grant 1,000 shares of restricted stock. Executive officers are eligible to receive equity awards, such as stock options, restricted stock units or restricted stock awards. During fiscal year 2005, executive officers were awarded options and performance-contingent restricted stock units. The restricted stock unit grant was contingent upon the Company achieving at least 90% of its budgeted 2005 ROE. The number of restricted stock units actually granted to each executive officer was scaled based on the degree of actual ROE achieved against budget. The Company believes that equity awards promote excellent performance over an executive officer’s career through compensation that is tied to the Company’s long-term performance. Moreover, under the Company’s Senior Management Incentive Compensation Plan, executive officers are entitled to earn bonus awards of up to a predetermined percentage of their base salary. Bonuses are based upon corporate performance goals as well as individually established performance goals. The size of equity awards and bonus payments is based on various factors relating to the responsibilities of the individual officers and their contributions and expected future contributions.

To further incentivize and retain our executive officers, most executive officers are eligible to participate in the Company’s retention program, qualified defined contribution plans, deferred compensation plan and change in control severance plan. (For a description of these plans, see “Retention Program,” “Contribution and Pension Plans,” “Deferred Compensation Plan” and “Change in Control Policy” below.) The Committee believes that the Company offers competitive compensation and incentives, which are appropriate to retain its key executive officers.

In reviewing and establishing the compensation for executive officers, the Committee also used tally sheets to assess the total compensation for each such officer.

Compensation for Chief Executive Officer

The compensation of Mr. Wilcox was determined in accordance with the compensation principles and philosophy discussed in this report. In setting Mr. Wilcox’s salary, the Committee reviewed a market survey of chief executive officer compensation performed by the Company in December 2005 of comparable companies. Based on the survey, the Committee concluded that the base salary for Mr. Wilcox was below the range of salaries for comparable chief executive officers included in the survey. As a result, as well as a result of Mr. Wilcox’s individual performance, the Committee increased Mr. Wilcox’s base salary to $575,000, to be effective as of April 1, 2006. With this increase, Mr. Wilcox’s base salary will be competitive at median market levels and closer to the range of chief executive officer salaries reflected in the survey.

Under the Company’s Senior Management Incentive Compensation Plan, Mr. Wilcox’s bonus target for fiscal year 2005 was 100% of his 2005 base salary, which may be exceeded at the discretion of the Committee, up to a maximum of 200% of base salary. The Committee exercised its discretion, and taking into account the Company’s overall results above target in 2005 and Mr. Wilcox’s individual performance, approved a bonus award to Mr. Wilcox in the amount of $730,000, or approximately 140% of his 2005 base salary.

Additionally, Mr. Wilcox received the following equity awards: (i) in April 2005, an option to purchase 32,500 shares of the Company’s common stock, at an exercise price of $46.31, and (ii) in April 2005, a performance-contingent restricted stock unit award for a maximum of 16,500 shares. The stock option award is subject to annual vesting in equal installments over a four-year period from the date of grant. The performance-based restricted stock unit grant was contingent upon the Company’s achievement of a specified level of return on equity. The Company achieved such level and as a result, the grant will become fully vested on December 1, 2006.

Tax Consequences

To the extent determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. The Committee will consider various alternatives to preserving the deductibility of compensation payments (in particular, pursuant to Section 162(m) of the Internal Revenue Code) to the extent reasonably practicable and to the extent consistent with its other compensation objectives. The Committee adopted limitations on the number of shares that may be subject to awards granted under the Amended and Restated 1997 Equity Incentive Plan during any one calendar year to an individual so that compensation derived from stock options granted under such plans would qualify as “performance-based”

compensation within the meaning of Section 162(m) and would therefore be deductible by the Company without regard to the $1 million limitation.

COMPENSATION COMMITTEE

Michaela K. Rodeno (Chair)
Alex W. Hart
C. Richard Kramlich
James R. Porter

Compensation Committee Interlocks and Insider Participation

During 2005, the Compensation Committee performed all compensation functions of the Board of Directors, including administration of the Company’s stock-based employee benefit plans. (See discussion above under “Board Committees and Meeting Attendance” for additional information on the Compensation Committee.) The Compensation Committee is currently chaired by Ms. Rodeno, with Messrs. Hart, Kramlich and Porter serving as members. None of the aforementioned persons has ever been an officer or employee of the Company. Mr. Wilcox does not participate in any Compensation Committee discussions related to his performance or compensation. See descriptions of related transactions between each of Ms. Rodeno and Messrs. Kramlich and Porter with the Company under “Certain Relationships and Related Transactions” below.

Stock Ownership Guidelines for Executive Officers

In January 2004, the Board of Directors approved the adoption of stock ownership guidelines for the Company’s executive officers. Under the guidelines, the Board has recommended that the Chief Executive Officer and all other executive officers own a minimum of 20,000 and 12,000 shares of the Company’s Common Stock, respectively. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management. Subject to exceptions granted by the Compensation Committee due to personal financial reasons, each executive officer is expected to accumulate 3,000, 8,000 and 12,000 shares of Common Stock within one, three and five years, respectively, after becoming an executive officer.

In October 2005, the Company performed a market survey of equity ownership guidelines in the financial services industry, which concluded that the existing equity ownership guidelines, with the exception of the Chief Executive Officer’s ownership guideline, were consistent with the practice in the financial services industry. Based on this study, in January 2006 the Compensation Committee approved increasing the equity ownership guideline for the Chief Executive Officer to 50,000 shares.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information for each of the last three (3) fiscal years concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company in 2005 (“Named Officers”) (based on salary plus bonus for 2005):

	Annual Compensation				Long-Term Compensation
						Awards
Name and Principal Position	Year	Salary(1)	Bonus(2)	Other Annual Compensation(3)	Restricted Stock Units/ Awards(4)	Securities Underlying Options(5)	All Other Compensation(6)
Kenneth P. Wilcox	2005	$510,645	$730,000	$—	$764,115	32,500	$151,582
President and Chief	2004	$478,672	$542,000	$—	$376,500	30,000	$105,688
Executive Officer	2003	$476,845	$360,428	$—	$—	60,000	$42,081
John “Jack” Jenkins-Stark(7)	2005	$261,260	$315,000	$—	$394,165	15,000	$45,322
Chief Financial Officer	2004	$176,289	$150,000	$—	$472,550	50,000	$41,706
Harry W. Kellogg, Jr.	2005	$304,512	$235,000	$—	$243,128	10,000	$111,972
Chairman, SVB Capital and President,	2004	$300,012	$236,000	$—	$188,230	15,000	$80,975
Private Client Services	2003	$300,012	$150,428	$—	$—	20,000	$29,604
David T. Ketsdever(7)	2005	$200,008	$802,500	$—	$—	—	$13,027
Chief Executive Officer,	2004	$18,206	$—	$—	$210,250	20,000	$1,384
SVB Alliant
Marc J. Verissimo	2005	$279,136	$235,750	$19,350	$347,325	15,000	$91,922
Chief Strategy Officer	2004	$275,011	$265,750	$19,050	$188,230	15,000	$81,282
	2003	$275,010	$166,178	$20,500	$—	30,000	$39,030

(1)          Includes salary earned and payable in 2005 but deferred at the election of the executive officer under the Company’s Deferred Compensation Plan. See “Deferred Compensation Plan” and “Employment Contracts and Termination of Employment and Change in Control Arrangements” below.

(2)          Includes bonus amounts earned in 2005 and otherwise payable in 2006 but deferred at the election of the executive officer under the Company’s Deferred Compensation Plan. See “Deferred Compensation Plan” and “Employment Contracts and Termination of Employment and Change in Control Arrangements” below.

The amount for Mr. Jenkins-Stark in 2005 includes a one-time $50,000 special bonus. The amount reflected for Mr. Ketsdever in 2005 includes a $2,500 client referral bonus under the Private Client Services Referral Program.

The amount for Mr. Verissimo in 2005 includes a guaranteed bonus of $15,750 paid in April 2005.

(3)          Amounts for the years shown are not reflected if the total value of perquisites paid to the executive officer during a fiscal year did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual’s salary plus bonus in the subject year.

Amounts reflected for Mr. Verissimo in 2003, 2004 and 2005 represent $20,500, $19,050 and $19,350, respectively, for uncharged interest by the Company in connection with an interest-free loan by the Company. The uncharged interest for Mr. Verissimo’s 2003, 2004 and 2005 loans was calculated with the assumed interest rates of 4.10%, 3.81% and 3.87%, respectively. The assumed interest rate is based on the rate charged on a five-year non-conforming loan under the Company’s Employee Home Ownership Program (“EHOP”), a program that provided mortgage loans to eligible employees at favorable interest rates.

(4)          As of December 31, 2005, and as described in the preceding paragraphs, Mr. Jenkins-Stark held an aggregate total of 7,515 shares in unvested restricted stock or units valued at $352,003; Mr. Kellogg held an aggregate total of 8,765 shares in unvested restricted stock or units valued at $410,553;

Mr. Ketsdever held an aggregate total of 3,750 shares in unvested restricted stock or units valued at $175,650; Mr. Verissimo held an aggregate total of 11,015 shares in unvested restricted stock or units values at $515,943; Mr. Wilcox held an aggregate total of 23,531 shares in unvested restricted stock or units valued at $1,102,192, respectively, based on the $46.84 per share closing price of the Company’s Common Stock on the Nasdaq on December 30, 2005, the last trading day of 2005. Holders of restricted stock have rights equivalent to those of other stockholders, including voting rights and rights to dividends. All unvested restricted shares are subject to earlier termination on a termination for “Cause” following a “Change in Control” (as defined). See “Employment Contracts and Termination of Employment and Change in Control Arrangements” below. Holders of restricted stock units have neither voting rights nor rights to dividends.

On December 30, 2005, Mr. Jenkins-Stark was granted a restricted stock award for 1,000 shares for completion of the Company’s financial restatement. This grant will fully vest on January 31, 2007.

On April 26, 2005, Messrs. Jenkins-Stark and Verissimo were each granted a performance-contingent restricted stock unit award for a maximum of 7,500 shares of the Company’s Common Stock, with Mr. Kellogg being granted a performance-contingent restricted stock unit award for a maximum of 5,250 shares, and with Mr. Wilcox being granted a performance-contingent restricted stock unit award for a maximum of 16,500 shares. The Compensation Committee has determined that the performance contingency based on the Company’s return on equity performance in 2005 has been met. These grants will fully vest on December 1, 2006.

On November 29, 2004, Mr. Ketsdever was granted a new hire restricted stock award of 5,000 shares of the Company’s Common Stock. All of these grants vest annually over four years, 25% vesting on November 29 of each consecutive year beginning in 2005 and ending in 2008.

On November 2, 2004, Messrs. Jenkins-Stark, Kellogg  and Verissimo were each granted a restricted stock unit award of 4,687 shares of the Company’s Common Stock, with Mr. Wilcox being granted a restricted stock unit award of 9,375 shares. All of these grants vest annually over four years, 25% vesting on November 2 of each consecutive year beginning in 2005 and ending in 2008.

On April 23, 2004, Mr. Jenkins-Stark was granted a new hire restricted stock award of 8,000 shares of the Company’s Common Stock. Five thousand shares of this grant vested on April 19, 2005, and the remaining 3,000 shares vest on April 19, 2006.

(5)          The numbers in this column reflect shares of Common Stock underlying options. No stock appreciation rights were awarded during the years 2003 through 2005.

(6)          The amounts disclosed under this column represent: (i) distributions made under the Company’s Retention Program; and (ii) employer contribution amounts under the Company’s 401(k)/Employee Stock Ownership Plan and Money Purchase Pension Plan (collectively, the “Retirement Plans”). The breakdown of such amounts received by each of the Named Officers for the past three fiscal years is as follows: (See “Retention Program” below.)

2005
Named Officer	Distributions Under Retention Program for 1998, 1999, 2001, 2002, 2002A, 2003, 2004, and 2005	Contributions to Retirement Plans
K. Wilcox	$127,573	$24,009
J. Jenkins-Stark*	$21,313	$24,009
H. Kellogg	$98,463	$13,509
D. Ketsdever+	$0	$13,027
M. Verissimo	$67,913	$24,009

2004
Named Officer	Distributions Under Retention Program for 1998, 1999, 2001, 2002, 2002A, 2003 and 2004	Contributions to Retirement Plans
K. Wilcox	$79,849	$25,839
J. Jenkins-Stark*	$19,966	$21,740
H. Kellogg	$65,386	$15,589
D. Ketsdever+	$0	$1,384
M. Verissimo	$55,443	$25,839

2003
Named Officer	Distributions Under Retention Program for 2001, 2002A and 2003	Contributions to Retirement Plans
K. Wilcox	$21,999	$20,082
J. Jenkins-Stark*	$0	$0
H. Kellogg	$19,522	$10,082
D. Ketsdever+	$0	$0
M. Verissimo	$18,948	$20,082

*                    Mr. Jenkins-Stark is not a participant in the 1998, 1999, 2000, 2001, 2002, 2002A, and 2003 Retention Program sub-plans.

+                    Mr. Ketsdever is not eligible to participate in the Retention Program.

(7)          Messrs. Jenkins-Stark and Ketsdever became executive officers in April 2004 and November 2004, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning the grant of options to purchase the Company’s Common Stock to the Named Officers during 2005:

Individual Grants in 2005

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Granted (#)(1)	Fiscal Year(2)	($/Share)(3)	Date	5% ($)	10% ($)
Kenneth P. Wilcox	32,500	7.2%	$46.31	4/26/2012	$612,717	$1,427,890
John “Jack” Jenkins-Stark	15,000	3.3%	$46.31	4/26/2012	$282,792	$659,026
Harry W. Kellogg, Jr.	10,000	2.2%	$46.31	4/26/2012	$188,528	$439,351
David T. Ketsdever	—	—	$—	—	$—	$—
Marc J. Verissimo	15,000	3.3%	$46.31	4/26/2012	$282,792	$659,026

(1)          Consists entirely of options granted pursuant to the Company’s 1997 Equity Incentive Plan (the “Plan”). The Plan provides for administration of the Plan by the Board of Directors of the Company, or by a committee thereof to which the Board of Directors has delegated authority to administer the Plan (the “Administrator”). See “Administration” under “Proposal 2: Approval of the Amended and Restated SVB Financial Group 1997 Equity Incentive Plan” below for additional discussion regarding the Administrator. The Administrator designates the persons to be granted options, the type of option, the number of underlying shares, the exercise price, the date of grant and the date options become exercisable. The option grants vest ratably over four years and expire five or ten years from the date of grant. Upon a “Change in Control” of the Company or the Bank, the options will become fully exercisable. See “Termination Agreements” below. In October 1997, the Board of Directors voted to permit assignability of non-qualified stock options granted under the Plan to immediate family members, family trusts, and similar entities. Any options so assigned will continue to be reported in this table and in the option exercises table (see “Table 3” below) as if still held by the Named Officer.

(2)          Based on options to purchase an aggregate of  449,315 shares of the Company’s Common Stock granted to certain employees during 2005 under the 1997 Equity Incentive Plan.

(3)          These options were granted at 100% of the fair market value of the Company’s Common Stock on the date of grant.

(4)          Represents the potential net realizable dollar value of the option grants, i.e., the market price of the underlying shares (adjusted for the assumed annual stock appreciation rates of 5% and 10%, respectively, with the assumed rates compounded annually over the term of the options), minus the aggregate exercise price of the options. The stock price appreciation rates are mandated by rules of the SEC rules and do not represent the Company’s estimate of future stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES(1)

The following table sets forth information concerning the exercise of options during 2005 and the options held at 2005 fiscal year-end by Named Officers:

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End(3) ($)
Name	Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)
Kenneth P. Wilcox	24,000	$965,520	258,500	105,000	$6,689,955	$1,170,550
John “Jack” Jenkins-Stark	—	$—	12,500	52,500	$141,250	$431,700
Harry W. Kellogg, Jr.	—	$—	178,750	38,750	$5,261,360	$457,150
David T. Ketsdever	—	$—	5,000	15,000	$23,950	$71,850
Marc J. Verissimo	—	$—	117,875	48,125	$2,815,094	$533,206

(1)          Consists entirely of stock options. No stock appreciation rights (“SARs”) have been awarded to date. In October 1997, the Board of Directors voted to permit assignability of vested non-qualified stock options granted under the 1997 Equity Incentive Plan to immediate family members, family trusts and similar entities. Any options so assigned will continue to be reported in this table as if still held by the Named Officer, and exercises by or on behalf of such assignees are also reflected as exercises by the Named Officer.

(2)          Represents the market price of the underlying securities on the date of the option exercise, minus the exercise price.

(3)          Represents the market value of the underlying securities at 2005 fiscal year-end, based on the $46.84 per share closing market price of the Company’s Common Stock on the Nasdaq on December 30, 2005, the last trading day of 2005, less the exercise price.

DESCRIPTION OF RETENTION, PENSION AND DEFERRED COMPENSATION PLANS

Retention Program

The Company adopted its Retention Program in 1998 as a means of compensating, rewarding and retaining key employees and directors of the Company. Under the Retention Program, a plan is adopted for each fiscal year, where participants are granted an interest in the distributions made on certain designated investments made by the Company, as well as certain fees received by the Company (or its affiliates), during the applicable year.

The following sub-plans under the Retention Program are currently in effect and are governed under the Amended and Restated Retention Program Plan: 1998 Retention Plan, 1999 Retention Plan, 1999A Retention Plan, 2000 Retention Plan, 2000 Director Compensation Plan, 2001 Retention Plan, 2001 Director Compensation Plan, 2002 Retention Plan, 2002 Director Compensation Plan, 2002A Select Retention Plan, 2003 Retention Plan, 2004 Retention Plan, and 2005 Retention Plan. Under each sub-plan, a portion of the Company’s investments or fees are designated into a pool as a basis for grants under the Retention Program for a specified year. Such investments and fees include the Company’s direct equity investments, investments in certain venture capital funds (including Silicon Valley BancVentures and SVB Strategic Investors Funds), fees generated by SVB Alliant, and future income from warrants received by the Company. Within the first quarter of each year, a percentage or dollar interest in the future returns on the designated investments and fees in the pool is allocated to each participant. (Such interests are not in the underlying investments themselves, but rather in future distributions or returns to the Company on such investments.) Distributions received by the Company are then distributed to the participants over the term of the applicable plan, which is generally ten years.

The pool under the 2005 Retention Plan consisted of: 20% of the net returns from the Company’s direct equity investments made in 2005, 20% of the net returns from the Company’s investments in certain venture capital funds made in 2005, 20% of the net returns from $7,500,000 of the Company’s investment in SIF II, 20% of the net returns from $20,000,000 of the Company’s investment in Gold Hill, 20% of the net returns from $25,000,000 of the Company’s investment in Partners for Growth, 1% of SVB Alliant gross revenue in 2004 and 8% of all future income from 2004 warrants received by the Company.

Under the 2005 Retention Plan, Mr. Wilcox was allocated a 10% interest and each of the other Named Officers, a 5% interest. See Footnote 5 under “Summary Compensation Table” above for information regarding distributions made during the past three fiscal years under the Retention Program.

Contribution and Pension Plans

Since March 1995, the Bank has had in place the SVB Financial Group 401(k) (“401(k)”) and Employee Stock Ownership (“ESOP”) Plan (the “Contribution Plan”), which is a qualified profit sharing plan under the Internal Revenue Code of 1986, as amended (the “Code”). The Contribution Plan was a result of the merger of two separate 401(k) and ESOP plans, previously established in January 1985 and January 1989, respectively. Under the Contribution Plan, the Company matches 100% of employee deferred salary 401(k) contributions (up to a maximum contribution of the first 5% of an employee’s annual contribution) and makes discretionary ESOP contributions subject to certain limitations on compensation under the Code. Effective as of January 1, 2005, ESOP contributions may, at the Board’s discretion, be invested in the Company’s Common Stock or made to a 401(k) profit sharing account to be invested by the employee in any of the investment options available in the 401(k) plan. Any ESOP contribution to any eligible employee may not exceed 10% of his or her base compensation. In 2005, ESOP contributions amounted to 6.4% of eligible compensation and deposited into 401(k) profit sharing accounts.

Prior to 2003, the Bank also had the Silicon Valley Bank Money Purchase Pension Plan (the “MPP”), which is a qualified money purchase pension plan under the Code. MPP contributions were guaranteed at

5% of eligible compensation and were invested at the participant’s direction. The MPP was frozen effective December 31, 2002. As such, the Company made its final contribution during the quarter ending in December 31, 2002. Since then, no additional MPP contributions have been made by the Company.

Deferred Compensation Plan

The Company adopted the Deferred Compensation Plan (the “DCP”), effective as of January 1, 2005, which is available to all executive officers and certain eligible senior managers. Under the DCP, eligible employees may elect to tax defer up to 25% of their base salary and/or up to 100% of any bonus payment (including Retention Program distributions) to which he or she is entitled, for a period of twelve consecutive months, beginning January 1 and ending December 31. Voluntary enrollment was held during December 2005 with elected base salary deferrals effective January 1, 2006. Deferrals of bonuses and retention payments made during the December 2005 enrollment will be effective with those payments made in 2007. Any amounts deferred under the DCP will be invested and administered by the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Bonus Arrangements

In conjunction with a $500,000 interest-free loan made to Marc Verissimo, the Company’s Chief Strategy and Risk Management Officer, the Bank agreed in April 2001 to pay Mr. Verissimo a guaranteed annual bonus of $15,750 for five years (subject to his continued employment by the Bank) to cover taxes on the imputed interest on the loan, with the first such bonus paid in April 2001 and the final bonus payable in April 2006. See “Certain Relationships and Related Transactions” below for more information regarding Mr. Verissimo’s loan.

In November 2004, the Bank entered into an offer letter agreement with David Ketsdever, Chief Executive Officer of SVB Alliant. The offer letter provided for standard at-will employment terms, as well as a bonus arrangement. The terms of Mr. Ketsdever’s offer letter with the Company provide for certain performance-based annual bonus payments through fiscal year 2007 and a potential restricted stock unit award of 25,000 shares for fiscal year 2008. Mr. Ketsdever’s bonus arrangement was described in the Company’s 2005 Proxy Statement under “Proposal 4” and was approved by the Company’s stockholders at the 2005 Annual Meeting.

Change in Control Policy

The Company adopted the Change in Control Severance Plan (the “Change in Control Plan”), effective as of March 13, 2006, for certain key employees, including its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Strategy Officer and other individuals designated as executive officers by the Company for purposes of the Change in Control Plan. The Change in Control Plan supersedes the Company’s Change in Control Policy it adopted in August 2000. The Change in Control Plan provides for severance pay and continuation of certain benefits if the executive’s employment is terminated following a “Change in Control” (defined below). The following paragraphs provide a summary of the principal features of the Change in Control Plan and its operation and are qualified in its entirety by the actual terms of the Change in Control Plan as set forth in the plan document adopted by the Company.

Termination Following a Change in Control.   If an eligible executive is terminated involuntarily without “cause” (as defined in the Change in Control Plan) or resigns for good reason (as defined in the Change in Control Plan) within twenty-four (24) months following the Change in Control, then he or she will receive the following benefits, subject to the executive executing and not revoking a release of claims in favor of the Company:

(1)         the following percentage of:  the sum of the executive’s base salary (as in effect at the time of such termination, or if greater, immediately prior to the Change in Control) plus his or her target incentive bonus for the year during which such termination occurs:

Chief Executive Officer	300%
Chief Financial Officer Chief Operating Officer and Chief Strategy Officer	200%
All other eligible executive officers	100%

(2)         the Company will pay or reimburse the executive for the total applicable premium cost for medical, dental and vision coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, and all applicable regulations (referred to collectively as “COBRA”) for the executive and his or her eligible dependents for a period of up to twelve (12) months, but in no event longer than the date the executive and his or her eligible dependents first become eligible to obtain comparable benefits from a subsequent employer;

(3)         the executive’s benefits accrued under any pension, profit sharing, or stock bonus plan intended to satisfy the requirements of Section 401(a) of the Internal Revenue Code will become fully vested; and

(4)         the Company will provide the executive with outplacement services under the terms and conditions of the Company’s personnel policies in effect immediately prior to the occurrence of a Change in Control.

For purposes of the Change in Control Plan, a “Change in Control” will be deemed to have occurred in any of the following circumstances:

(1)         A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities (“Voting Securities”) of the Company outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total Voting Securities of the Company or of such surviving entity, outstanding immediately after such merger or consolidation;

(2)         the filing of a plan of liquidation or dissolution of the Company or the closing of the sale, lease, exchange or other transfer or disposition by the Company of all or substantially all of the Company’s assets;

(3)         any person is or becomes the beneficial owner, directly or indirectly, of the securities of the Company representing 50% or more of the Voting Securities, other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (b) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their beneficial ownership of stock in the Company; or

(4)         any person is or becomes the beneficial owner, directly or indirectly, of the securities of the Company representing 25% or more of the Voting Securities of such corporation (other than

(a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (b) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company), and within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the directors are incumbent directors.

Limitation on Severance Payments.   To the extent that the severance payments called for by the Change in Control Plan or otherwise would be considered parachute payments under Section 280(g)  of the Internal Revenue Code and the executive’s payments are equal to or less than 330% of the executive’s “base amount” (as such term is defined in Section 280G and the regulations promulgated thereunder), then the executive’s severance benefits will be delivered as to such lesser extent which would result in no portion of such payments being considered parachute payments. If the executive’s severance payments are greater than 330% of the executive’s “base amount,” then the executive will be entitled to receive an additional cash payment from the Company in an amount equal to the sum of any excise tax imposed upon the severance payments and an amount sufficient to pay the cumulative excise tax and all cumulative income taxes relating to the additional cash payment so that the net amount retained by the executive is equal to all the severance payments to which the executive is entitled pursuant to the terms of the Change in Control Plan (excluding the additional cash payment) or otherwise less income taxes (but not reduced by any excise tax or by income taxes attributable to the additional cash payment).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Insider Loan Policy

The Bank has in place a policy, as approved by the Directors Loan Committee of the Bank’s Board, that permits the Bank to make loans to directors, executive officers and principal shareholders (“Insiders”) and the related interests of those Insiders (“Insider Loans”). The Insider Loan policy is designed to comply with Regulation O of the Federal Reserve Act. Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002 as they are made by the Bank and subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Pursuant to Regulation O, the Insider Loan policy authorizes the Bank to make Insider loans if such Insider Loans: (a) are approved in advance by a majority of the Board of Directors of the Bank; (b) are extended under the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with other Bank clients; and (c) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval must not participate either directly or indirectly in the voting to approve such extension of credit. Prior approval of the Board of Directors of the Bank is not required for an extension of credit made pursuant to a line of credit that was approved by the Board of Directors within 14 months of the date of the extension so long the aggregate amount of all outstanding extensions of credit to the Insider does not exceed $500,000.

The Insider Loan policy also the limits the aggregate amount of all loans to any Insider and his or her related interests. The Insider Loan policy also prohibits the Bank from paying an overdraft on a personal bank account of an Insider except if the overdraft is inadvertent, the aggregated amount of all overdrafts to the Insider at any time is $1,000 or less and the overdraft is outstanding for less than five business days.

Loan Transactions

In November 2005, the Bank extended a line of credit in the amount of $1,000,000 to Skalli Corporation (dba St. Supery Vineyards and Winery). Michaela Rodeno, one of our directors, is the Chief Executive Officer of St. Supery. The loan expires in October 2006, with interest payable monthly. No amounts were outstanding during 2005. The loan had an interest rate at the Bank’s prime rate plus 225 basis points.

In December 2004, the Bank extended a line of credit in the amount of $1,250,000 to Deer VI & Co, LLC, with which Felda Hardymon, one of our directors, is a member with a non-voting interest. The loan was unsecured and was fully guaranteed by Deer Management Co., LLC, with which Mr. Hardymon is also a member with a non-voting interest.  The original line expired in September 2005, and was extended and increased to $2,000,000 in November 2005. The increased line expires in September 2006, with interest payable quarterly. The largest principal amount outstanding during 2005 was $1,666,476. The interest rate for the loan was the Bank’s prime rate.

In December 2003, the Bank made a loan in the amount of $2,000,000 to National Contract Associates, Inc. The loan matured in December 2004 but was extended for one year to December 2005, and paid off in full in December 2005. The largest principal amount outstanding during 2005 was $1,836,013. The loan bore an interest rate of the Bank’s prime rate plus 200 basis points, payable monthly. The loan was personally guaranteed by Mr. H.A. Schupf, whose son-in-law is an officer of the borrower.

In August 2001, we made an interest-free loan in the amount of $500,000 to Marc Verissimo to assist in the purchase of his primary residence. The loan matures in March 2006 and is unsecured. The largest principal amount outstanding during 2005 (and the principal amount outstanding on December 31, 2004) was $500,000. This loan was paid off on February 24, 2006.

During 2005, the Bank made loans to certain companies in which certain venture funds with which some of our directors are affiliated, are beneficial owners of ten percent or more of the equity securities of such companies. Such loans: (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

Fund Investments

In 2000, we created two venture investment funds: the SVB Investor Strategic Investors Fund, L.P. (“SIF”) and the Silicon Valley BancVentures, L.P. (“SVBV”). SIF is a $121.8 million venture fund of funds that invests in other venture funds and SVBV is a $56.1 million direct equity investment fund that invests in privately-held companies. Both funds are managed by their respective general partners, which are wholly-owned subsidiaries and hold a minority interest in the respective funds. Certain of our directors have also invested in the funds and hold a minority interest: Messrs. Hardymon (through his family partnership) ($900,000) and Porter ($450,000) are limited partners of SIF, and Messrs. Hardymon (through a family limited partnership) ($1,500,000) and Kramlich ($1,000,000) are limited partners of SVBV. Mr. H.A. Schupf, a principal stockholder, is also a limited partner of SVBV ($500,000).

In 2004, we created the SVB Investor Strategic Investors Fund II, L.P. (“SIF II”), which finally closed in June 2005. SIF II is a $175.0 million venture of funds that invests in other venture funds. SIF II is also managed by its general partner, which is a wholly-owned subsidiary and holds a minority interest in the fund. Certain of our directors have invested in SIF II and hold a minority interest: Messrs. Hardymon (through his family partnership) ($1,000,000) and Porter ($100,000)

In 2000, we created the SVB Qualified Investor Fund LLC (“QIF”), a $7.575 million investment fund for employees that met certain eligibility requirements. To be eligible to participate in QIF, an employee must be of a certain grade level and must be a “accredited investor,” as such term is defined by the SEC. QIF was initially capitalized by commitments and contributions from certain eligible employees including our senior management. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF’s principal purpose is to invest in a select number of private equity funds managed primarily by us or our affiliates.

The following individuals who were executive officers in 2005 participated in QIF, each with individual commitment amounts between $100,000 and $500,000: Messrs. Wilcox, Becker, Hardin, Jenkins-Stark, Kellogg, Verissimo, and Witte.

In 2005, we created the SVB Qualified Investor Fund II, LLC (“QIF II”), a $5.1 million investment fund for employees that met certain eligibility requirements, similar to QIF. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF II’s principal purpose is to invest in a select number of private equity funds managed primarily by us or our affiliates. The following individuals who were executive officers in 2005 participated in QIF II, each with individual commitment amounts between $100,000 and $250,000:  Messrs. Wilcox, Becker, Hardin, Jenkins-Stark, Kellogg, Verissimo, Witte and Ms. Ward Pierce.

In 2003, Gold Hill Venture Lending 03, L.P., a venture debt fund, and certain affiliated funds (the “Gold Hill Funds”) were created. The total size of the Gold Hill Funds is approximately $214 million. We are a controlling member of the general partner of the Gold Hill Funds, as well as a limited partner of the Gold Hill Funds. Our combined commitment total in the general partner and the Gold Hill Funds is $20 million. Certain of our directors are also limited partners of the Gold Hill Funds and hold a minority interest: Mr. Hardymon ($2,500,000) and Ms. Rodeno ($200,000).

Other Transactions

In March 2005, H.A. Schupf & Co., LLC, in which Mr. H.A. Schupf is a principal member, repurchased from the Company in a block transaction a total of 400,000 shares of the Company’s common stock. The shares were repurchased at a price of $44.20 per share for an aggregate price of $17.7 million.

Other Relationships

Messrs. Dunbar and Kramlich, current directors of the Company, served as advisory directors since January 2001 and July 2003, respectively, until they became members of the Board of Directors.

Additionally, Mr. Sonsini is the chairman of Wilson Sonsini Goodrich & Rosati, a law firm which serves as our outside legal counsel on various matters. Mr. Dunbar was formerly the Global Vice Chairman of Ernst & Young LLP, a public accounting firm which currently provides certain tax services to the Company.

See also “Compensation Committee Interlocks and Insider Participation.”

RETURN TO STOCKHOLDERS PERFORMANCE GRAPH

The following graph compares, for the period from December 31, 2000 through December 31, 2005, the cumulative total stockholder return on the Common Stock of the Company with (i) the cumulative total return of the Standard and Poor’s 500 (“S&P 500”) Index, (ii) the cumulative total return of the Nasdaq Stock Market-U.S. index, and (iii) the cumulative total return of The Nasdaq Bank Index. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SVB FINANCIAL GROUP, THE S & P 500 INDEX,
THE NASDAQ STOCK MARKET-US INDEX, AND THE NASDAQ BANK INDEX

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends
Fiscal year ending December 31.

Copyright ©2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	December 31,
	2000	2001	2002	2003	2004	2005
SVB Financial Group	100.00	108.00	73.74	145.74	181.09	135.52
S&P 500	100.00	80.09	62.39	80.29	89.02	102.75
Nasdaq Stock Market—U.S.	100.00	45.49	26.40	38.36	40.51	96.38
Nasdaq Bank	100.00	125.14	127.22	163.14	184.84	149.95

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the annual meeting next year, the written proposal must be received by the our Corporate Secretary at our principal executive offices no later than November 21, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials. Such proposals also will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored Proxy materials. Proposals should be addressed to:

Corporate Secretary
SVB Financial Group
3003 Tasman Drive
Santa Clara, California 95054
Fax: (408) 496-2419

For a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our common stock to approve that proposal, provide the information required by our bylaws and give timely notice to the our Corporate Secretary in accordance with the our bylaws, which, in general, require that the notice be received by our Corporate Secretary:

•       Not earlier than the close of business on December 22, 2006, and

•       Not later than the close of business on January 21, 2007.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of the Company’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•       90 days prior to the meeting; and

•       10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our common stock to elect such nominee and provide the information required by our bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to SVB Financial Group and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

COPY OF BYLAW PROVISIONS

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws also are available through the SEC’s website at http://www.sec.gov.

2005 ANNUAL REPORT

Stockholders who wish to obtain copies of the Company’s 2005 Year in Review and Annual Report on Form 10-K for the year ended December 31, 2005, without charge, should address a written request to Investor Relations, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

APPENDIX A

SVB FINANCIAL GROUP

2006 EQUITY INCENTIVE PLAN

1.   Purposes of the Plan.   The purposes of this Plan are:

•        to attract and retain the best available personnel for positions of substantial responsibility,

•        to provide incentives to individuals who perform services to the Company, and

•        to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.   Definitions.   As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)   “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)   “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)    “Board” means the Board of Directors of the Company.

(g)    “Cause” means:

           (i)  An act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company; or

          (ii)  A deliberate disregard of the rules of the Company which results in loss, damage or injury to the Company, or

        (iii)  Any unauthorized disclosure of any of the secrets or confidential information of the Company, or

         (iv)  Inducing any client or customer of the Company to break any contract with the Company or inducing any principal for whom the Company acts as agent to terminate such agency relations; or

          (v)  Engaging in any conduct which constitutes unfair competition with the Company; or

         (vi)  Any act which results in the Participant being removed from any office of the Company by any bank regulatory agency.

(h)   “Change in Control”   means the consummation of any of the following transactions:

           (i)  A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities (“Voting Securities”) of the Company (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total Voting Securities of the Company, or of such surviving entity, outstanding immediately after such merger or consolidation;

          (ii)  The filing of a plan of liquidation or dissolution of the closing of the sale, lease, exchange or other transfer or disposition by the Company of all or substantially all of the Company’s assets;

        (iii)  Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their beneficial ownership of stock in the Company, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company representing fifty percent (50%) or more of the Voting Securities; or

         (iv)  Any person (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company, is or becomes the beneficial owner (within the meaning or Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company representing twenty-five percent (25%) or more of the Voting Securities of such corporation, and within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the Directors are Incumbent Directors. For purposes of this definition, Incumbent Directors will mean Directors who either (A) are Directors as of the date hereof, (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) above at the time of such election or nomination, or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) or (B) above at the time of such election or nomination. Notwithstanding the foregoing, “Incumbent Directors” will not include an individual whose election or nomination to the Board occurs in order to provide representation for a person or group of related persons who have initiated or encouraged an actual or threatened Proxy contest relating to the election of Directors.

(i)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j)     “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k)   “Common Stock” means the common stock of the Company.

(l)    “Company” means SVB Financial Group, a Delaware corporation, or any successor thereto.

(m)  “Consultant” means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity.

(n)   “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o)   “Director” means a member of the Board.

(p)   “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q)   “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined by the Administrator in good faith.

(t)    “Fiscal Year” means the fiscal year of the Company.

(u)   “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)    “Option” means a stock option granted pursuant to the Plan.

(y)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)    “Participant” means the holder of an outstanding Award.

(aa)  “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(bb) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(cc)  “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(dd) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ee)  “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.

Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff)   “Plan” means this 2006 Equity Incentive Plan.

(gg)  “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(hh) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii)   “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk) “Service Provider” means an Employee, Director or Consultant.

(ll)   “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(mm)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(nn) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo) “Successor Corporation” has the meaning given to such term in Section 14(c) of the Plan.

3.   Stock Subject to the Plan.

(a)   Stock Subject to the Plan.   Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 3,000,000 Shares plus (i) any Shares which have been reserved but not issued under the Company’s 1997 Equity Incentive Plan (the “1997 Plan”) as of the date of stockholder approval of this Plan and (ii) any Shares subject to stock options or similar awards granted under the 1997 Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1997 Plan that are forfeited to or repurchased by the Company. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)   Full Value Awards.   Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c)   Lapsed Awards.   If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

4.   Administration of the Plan.

(a)   Procedure.

(i)   Multiple Administrative Bodies.   Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)   Section 162(m).   To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)   Rule 16b-3.   To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)   Other Administration.   Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)   Powers of the Administrator.   Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

           (i)  to determine the Fair Market Value;

          (ii)  to select the Service Providers to whom Awards may be granted hereunder;

        (iii)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

         (iv)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

          (v)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

         (vi)  to modify or amend each Award (subject to Section 19(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), and neither may the Administrator cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price;

        (vii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

      (viii)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

         (ix)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)   Effect of Administrator’s Decision.   The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.   Eligibility.   Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6.   Stock Options.

(a)   Limitations.

           (i)  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

          (ii)  The following limitations will apply to grants of Options:

(1)   No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 250,000 Shares.

(2)   In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which will not count against the limit set forth in Section 6(a)(2)(ii)(1) above.

(3)   The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(4)   If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option, as applicable, will be counted against the limits set forth in subsections (1) and (2) above.

(5)   The exercise price for an Option may not be reduced. This will include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right or other Award.

(b)   Term of Option.   The Administrator will determine the term of each Option in its sole discretion. Any Option granted under the Plan will not be exercisable after the expiration of seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the

Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)   Option Exercise Price and Consideration.

(i)   Exercise Price.   The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)   Waiting Period and Exercise Dates.   At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)   Form of Consideration.   The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d)   Exercise of Option.

(i)   Procedure for Exercise; Rights as a Stockholder.   Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(ii)   Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, other than upon the Participant’s termination for Cause or as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)   Disability of Participant.   If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)   Death of Participant.   If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)   Termination for Cause.   If a Participant’s status as a Service Provider is terminated for Cause, then the Option will immediately terminate, and the Shares covered by such Option will revert to and again become available for issuance under the Plan.

(vi)   Other Termination.   A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.   Stock Appreciation Rights.

(a)   Grant of Stock Appreciation Rights.   Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)   Number of Shares.   The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 250,000 Shares.

Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 500,000 Shares.

(c)   Exercise Price and Other Terms.   The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d)   Stock Appreciation Right Agreement.   Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)   Expiration of Stock Appreciation Rights.   A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f)   Payment of Stock Appreciation Right Amount.   Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

           (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

          (ii)  The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.   Restricted Stock.

(a)   Grant of Restricted Stock.   Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)   Restricted Stock Agreement.   Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of 125,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)   Transferability.   Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)   Other Restrictions.   The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)   Removal of Restrictions.   Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)   Voting Rights.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)   Dividends and Other Distributions.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)   Return of Restricted Stock to Company.   On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.   Restricted Stock Units.

(a)   Grant.   Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 125,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Restricted Stock Units.

(b)   Vesting Criteria and Other Terms.   The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)   Earning Restricted Stock Units.   Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)   Form and Timing of Payment.   Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)   Cancellation.   On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.   Performance Units and Performance Shares.

(a)   Grant of Performance Units/Shares.   Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the

Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (b) no Participant will receive more than 125,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

(b)   Value of Performance Units/Shares.   Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)   Performance Objectives and Other Terms.   The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d)   Earning of Performance Units/Shares.   After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)   Form and Timing of Payment of Performance Units/Shares.   Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)   Cancellation of Performance Units/Shares.   On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.   Performance Goals.   Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; growth in earnings; growth in revenue; market share; net income; net profit; net sales; noninterest income as percent of total income; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; results of regulatory reviews and examinations; return on equity; return on net assets; return on sales; revenue; sales growth; or total return to stockholders. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

12.   Leaves of Absence.   Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.   Transferability of Awards.   Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.   Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)   Adjustments.   In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.

(b)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)   Change in Control.   In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the

Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

15.   Tax Withholding

(a)   Withholding Requirements.   Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)   Withholding Arrangements.   The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16.   No Effect on Employment or Service.   Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the

Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.   Date of Grant.   The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.   Term of Plan.   Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

19.   Amendment and Termination of the Plan.

(a)   Amendment and Termination.   The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)   Stockholder Approval.   The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)   Effect of Amendment or Termination.   No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.   Conditions Upon Issuance of Shares.

(a)   Legal Compliance.   Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)   Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.   Stockholder Approval.   The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

SVB FINANCIAL GROUP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 11, 2006

The undersigned appoints KENNETH P. WILCOX and JOHN “JACK” JENKINS-STARK, or either of them, with full power of substitution for himself or herself, as the Proxy Holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, May 11, 2006, at 4:00 p.m. at the Company’s headquarter offices, located at 3003 Tasman Drive, Santa Clara, California  95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

The Board recommends a vote “FOR” each of the proposals.

1.     To elect directors to serve for the ensuing year and until their successors are elected.

☐ FOR	all nominees listed below, with the discretionary authority to cumulate votes, except votes withheld	☐ WITHHOLD AUTHORITY	to vote for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name appearing in the list below:

Eric A. Benhamou	C. Richard Kramlich
David M. Clapper	James R. Porter
Roger F. Dunbar	Michaela K. Rodeno
Joel P. Friedman	Kenneth P. Wilcox
G. Felda Hardymon
Alex W. “Pete” Hart

2.     To approve the Company’s 2006 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.     To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.     To transact such other business as may properly come before the meeting and any postponements or adjournment thereof, according to the Proxy Holders’ decision and in their discretion.

DATE: , 2006